Exhibit 10.4

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is dated as of __________________, 2006, by and among VALLEY FORGE COMPOSITE TECHNOLOGIES, INC., a Florida corporation (the "Company"), and ____________________________ ("Purchaser").

WHEREAS, the Company wishes to sell to the Purchaser, and the Purchaser wishes to purchase, on the terms and subject to the conditions set forth in this Agreement, an aggregate of up to ___________________ units of the Company's securities, with each unit being comprised of one Warrant to purchase one share of the Company’s Common Stock, par value $0.001 (the “Warrant”), and one share of the Company’s Common Stock, par value $0.001 (“Common Stock”) (collectively the "Units"), at a price of $1.00 per unit; and

WHEREAS, the Warrants shall be exercisable at a strike price of $1.50 per share and shall expire six (6) months from the date the Registration Statement filed with SEC registering the Units becomes effective; and

WHEREAS, during the one year period following the effective date of the Registration Statement, as it pertains to the Company’s Common Stock, and, during the six month period following the effective date of the Registration Statement, as it pertains to the Company’s Warrants, the Units purchased hereby will be protected from price decrease caused by the Company’s capital raising activities so long as such Common Stock or Warrants are held during such time respective time periods by the Purchaser; and

WHEREAS, the Company will be required to obtain a trading symbol from the NASD within three (3) months from the date the Registration Statement filed with SEC registering the Units (or any component thereof) becomes effective or the Company will be required to merge with a company that has its common stock quoted in the Pink Sheets, the Over the Counter Bulletin Board or on NASDAQ; and

WHEREAS, if a change of control occurs within the times specified below where the price per share in the transaction is valued at less than $1.50, then the Company shall pay to each Purchaser $1.50 for each share of Common Stock Purchased in this Agreement;

WHEREAS, the sale of the Units by the Company to the Purchasers will be effected in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the Company has agreed to effect the registration under the Securities Act of the Units purchased by the Purchaser.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Purchaser hereby agree as follows:

I. DEFINED TERMS.

When used herein, the following terms shall have the respective meanings indicated:

“Change of control of the Company means:

i) any person (meaning individual, corporation, general partnership, limited partnership, syndicate or other group of persons) or two or more persons acting in concert shall have acquired after the date hereof beneficial ownership (within the meaning of SEC Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended), directly or indirectly of securities of the Company (or other securities convertible into such securities) representing 20% or more of the combined voting power of securities of the company entitled to vote in the election of directors; or

ii) any person or two or more persons acting in concert shall have acquired after the date hereof by contract or otherwise, or shall have entered into a contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of control over securities of the Company (or other securities convertible into such securities) representing 20% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors; or

iii) consummation of any merger or consolidation with respect to which the Company or it subsidiary is a constituent corporation (other than a transaction for the purpose of changing the Company’s corporate domicile) any liquidation or dissolution of the Company or any sale of substantially all of the assets of Company to another corporation.

“Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations promulgated thereunder (or respective successors thereto).

"Material Adverse Effect" means an effect that has material and adverse consequences on (i) the consolidated business, operations, properties, financial condition, or results of operations of the Company and its Subsidiaries taken as a whole or (ii) the ability of the Company to perform its obligations under this Agreement.

"Register", "registered" and "securities registration" shall refer to a registration of the offering and sale or resale of the Units effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement by the SEC.

"Registration Statement” shall mean a registration statement (including, without limitation, the related prospectus contained in such registration statement) of the Company under the Securities Act on Form SB-2 (or any successor form thereto) or, in the event that the Company is not then eligible to use Form SB-2, on any other Securities Act registration form selected by the Company for which it then qualifies. The term "Registration Statement" shall also include all exhibits, financial statements, schedules and documents incorporated by reference in such Registration Statement when it becomes effective under the Securities Act, and in the case of the references to the Registration Statement as of a date subsequent to its effective date, all amendments or supplements to such Registration Statement as of such subsequent date.

"SEC" means the U.S. Securities and Exchange Commission.

“Subsidiary” shall mean Valley Forge Composite Technologies, Inc., a Pennsylvania corporation.

"Third-Party Demand Stockholder” means any person (the “First Person”) having the right to require that the Company effect a registration under the Securities Act of the Company securities owned by such First Person, other than pursuant to this Agreement, and includes any other person exercising incidental rights of registration pursuant to the agreement under which such First Person has the right to require registration by the Company.

II. SALE AND PURCHASE OF UNITS; PURCHASE PRICE.

A. Sale and Purchase of Units. Upon the terms and subject to the conditions set forth herein, the Company agrees to sell and each Purchaser agrees to purchase an aggregate of up to _______________ Units for a Purchase Price of $_________________ (“Purchase Price”) which Purchase Price shall be paid by check or wire transfer.

B. Closing; Closing Date. The date on which the closing of the sale and purchase of the Units occurs (the "Closing") is hereinafter referred to as the "Closing Date". Subject to the satisfaction or waiver of the conditions set forth herein, the Closing will be deemed to occur when (a) this Agreement has been executed and delivered by, respectively, the Company and each Purchaser (which delivery may be effected by facsimile transmission), and (b) full payment of each Purchaser's Purchase Price has been made by such Purchaser by wire transfer or check. The Company reserves the right to reject any offer to purchase the Units.

III. REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

Each Purchaser hereby makes the following representations and warranties to the Company and agrees with the Company that, as of the date of this Agreement and as of the date of each Closing:

A. Authorization; Enforceability. Such Purchaser is duly and validly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization as set forth below such Purchaser's name on the signature page hereof with full power and authority to purchase the Units and to execute and deliver this Agreement. This Agreement constitutes such Purchaser's valid and legally binding obligation, enforceable in accordance with its terms, except as such enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity. Purchaser further certifies that it was not organized for the specific purpose of acquiring the Units.

B. Investment Intent. Such Purchaser represents and warrants that it is acquiring the Units solely for its own account as a principal and not with a present view to the public resale or distribution of all or any part thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act; provided; however, that in making such representation, such Purchaser does not agree to hold the Units for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Units at any time in accordance with the provisions of this Agreement and with Federal and state securities laws applicable to such sale, transfer or disposition.

C. Information. The Company has made available at www.sec.gov (by following the link to “Filing and Forms (EDGAR),” then “Search for Company Filings”, then “Companies & Other Filers” and then entering the words “Valley Forge Composite”), information to such Purchaser regarding the business, operations and financial condition of the Company and its Subsidiary and has granted to such Purchaser the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the Company and its Subsidiary and materials relating to the terms and conditions of the sale and purchase of the Units hereunder.

D. Limitations on Disposition. Such Purchaser acknowledges that, except as provided in the Registration Rights section below, the Units have not been and may not be registered under the Securities Act and therefore may not be transferred or resold without registration under the Securities Act unless pursuant to an exemption therefrom.

E. Legend. Such Purchaser understands that the certificates representing the Common Stock may bear at issuance a restrictive legend in substantially the following form:

"The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state, and may not be offered or sold unless a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or an exemption from registration under said Securities Act and applicable state securities laws is available in connection with such offer or sale."

F. Reliance on Exemptions. Such Purchaser understands that the Units are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations and warranties of such Purchaser set forth in this Section III in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Units.

G. Non-Affiliate Status; Common Stock Ownership. Such Purchaser is neither an affiliate nor an associate (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act) of the Company or of any other Purchaser and is not acting in association or concert with any other Purchaser in regard to its purchase of Units or otherwise in regard to the Company. Such Purchaser's investment in Units is not for the purpose of acquiring, directly or indirectly, control of, and it has no intent to acquire or exercise control of, the Company or to influence the decisions or policies of the Company's Board of Directors.

H. Accredited Investor Status. Such Purchaser represents and warrants that it is an “accredited investor,” as that term is defined in Rule 501 of Regulation D, because Purchaser:

(CHECK ALL BOXES BELOW THAT APPLY TO YOUR CIRCUMSTANCES)

INDIVIDUALS

____ (a) is an individual with a net worth, or a joint net worth together with his or her spouse, in excess of $1,000,000. (In calculating net worth, you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property minus debt secured by such property.)

____ (b) is an individual that had an individual income in excess of $200,000 in each of the prior two years and reasonably expects an income in excess of $200,000 in the current year; or

____ (c) is an individual that had with his/her spouse joint income in excess of $300,000 in each of the prior two years and reasonably expects joint income in excess of $300,000 in the current year.

____ (d) is a director or executive officer of Valley Forge Composite Technologies, Inc. or its subsidiaries.

ENTITIES

____ (e) is an entity all of whose equity owners meet one of the tests set forth in (a) through (d) above.

____ (f) is an entity, and one or more of the following statements is applicable (check the applicable boxes):

____ (i) The undersigned (or, in the case of a trust, the undersigned trustee) is a bank or savings and loan association as defined in Sections 3(a)(2) and 3(a)(5)(A), respectively, of the Securities Act acting either in its individual or fiduciary capacity.

____ (ii) The undersigned is an insurance company as defined in Section 2(13) of the Securities Act.

____ (iii) The undersigned is an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act.

____ (iv) The undersigned is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

____ (v) The undersigned is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 and either (check one or more, as applicable):

____ (a) the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser; or

____ (b) the employee benefit plan has total assets in excess of $5,000,000; or

____ (c) the plan is a self-directed plan with investment decisions made solely by persons who are “Accredited Investors” as defined under the 1933 Act.

____ (vi) The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

____ (vii) The undersigned has total assets in excess of $5,000,000, was not formed for the specific purpose of purchasing the Units and is one or more of the following (check one or more, as appropriate):

____ (a) an organization described in Section 501(c)(3) of the Internal Revenue Code; or

____ (b) a corporation; or

____ (c) a Massachusetts or similar business trust; or

____ (d) a partnership; or

____ (e) a plan established by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees.

____ (viii) The undersigned is a trust with total assets exceeding $5,000,000, which was not formed for the specific purpose of purchasing the Units and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Units.

I. Hold Harmless. Purchaser agrees that the registered broker dealer, its officers, directors, shareholders, affiliates, agents, and associated persons (“Broker Dealer”), from whom or through whom Purchaser acquires the Units, shall be held harmless and indemnified for any loss, claim or expense incurred in carrying out Broker Dealer’s duties and responsibilities in accordance with the provisions of this Agreement, or in any manner whatsoever directly or indirectly related to this Agreement, except for Broker Dealer’s own bad faith, gross negligence, willful misconduct or breach of fiduciary duty based upon grossly negligent acts.

IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby makes the following representations and warranties to each Purchaser and agrees with each Purchaser that, as of the date of this Agreement and as of the date of the Closing:

A. Organization, Good Standing and Qualification. The Company and its Subsidiary are duly organized, validly existing and in good standing under the laws of the jurisdiction of its respective incorporation and each has all requisite power and authority to carry on its business as now conducted.

B. Authorization; Consents. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Agreement, to issue and sell the Units to the Purchasers in accordance with the terms hereof. All corporate action on the part of the Company necessary for the authorization, execution and delivery of, and the performance by the Company of its obligations under, the Agreement has been taken, and no further consent or authorization of the Company, its Board of Directors, its stockholders, any governmental agency or organization, or any other person or entity is required.

C. Enforcement. The Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

D. Disclosure Documents. The Company has filed with the SEC on reports on Form 8-K on July 11, 2006 (the "Disclosure Document"). As of the date of such filing, the Disclosure Document did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Disclosure Document have been prepared in accordance with generally accepted accounting principles consistently applied at the times and during the periods involved.

E. Due Authorization; Valid Issuance. The Units are duly authorized and, when issued, sold and delivered in accordance with the terms hereof, (i) will be duly and validly issued, fully paid and non-assessable, and (ii) based in part upon the representations of each Purchaser in this Agreement, will be issued, sold and delivered in compliance with all applicable federal and state securities laws.

F. No Conflict with Other Instruments. Neither the Company nor its Subsidiary is in violation of any provisions of its charter, bylaws or any other governing document or in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any instrument or contract to which it is a party or by which it is bound, which has had or would reasonably be expected to have a Material Adverse Effect. The (i) execution, delivery and performance of the Agreement and (ii) consummation of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Units) will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any encumbrance upon any assets of the Company or of its Subsidiary or the triggering of any preemptive or anti-dilution rights or rights of first refusal or first offer, or any other rights that would allow or permit the holders of the Company's shares to purchase shares of Common Stock or other shares of the Company.

G. Financial Condition. The Company and its Subsidiary's financial condition on a consolidated basis is, in all material respects, as described in the Disclosure Document, except for changes in the ordinary course of business and changes that are not, in the aggregate, materially adverse to the consolidated business or financial condition of the Company and its Subsidiary taken as whole. Except as otherwise described in the Disclosure Document, there has been no material adverse change to the Company's and Subsidiary’s business, operations, properties, financial condition, prospects or results of operations since the date of the financial statements contained in the Disclosure Document.

H. Disclosure. No written statement, information, report, representation or warranty made by the Company in this Agreement or furnished to such Purchaser by or on behalf of the Company in connection with (i) the Agreement, (ii) any transaction contemplated hereby or thereby, or (iii) such Purchaser's due diligence investigation of the Company contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein, in light of the circumstances in which made, not misleading.

I. The Company’s current business plan involves the acquisition of the rights to manufacture and distribute the THOR LVX photonuclear detection system (“THOR”) in the United States and to certain other countries and to develop THOR. However, the Company does not have a patent on THOR nor on any of its components or proposed uses.

V. COVENANTS OF THE COMPANY

A. Use of Proceeds.

The Company shall use the net proceeds from the sale of the Units for general corporate purposes. The Company expects to use the majority of the net proceeds for development and manufacture of the THOR LVX photonuclear detection system. However, the Company shall be allowed to use up to twenty (20) percent of the net proceeds for payment of officers’, directors’, and employees’ compensation. The balance will be used for general working capital, including but not limited to raw materials, market development and sales.

B. Reservation of Securities.

(a) The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities properties or rights as shall be issuable upon the exercise thereof.

(b) The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder.

(c) The Company covenants and agrees that all shares of Common Stock issued as Liquidated Damages (see Section C(e) below) or as Price Protection (see Section D below) shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder.

C. Registration of Units.
(a) Registration Required

As promptly as practicable but in no event later than thirty (30) days after the Company obtains a shareholder base of 35 shareholders, the Company agrees to file a Registration Statement to register the resale of all of the Units. The Company shall have made its best efforts to cause the SEC to declare the Registration Statement effective no later than the one hundred-eightieth (180th) day following the date the Registration Statement is filed with the SEC (the "Registration Deadline").

(b) Assignment of Registration Rights.

Each Purchaser may assign and delegate its rights and obligations pursuant to this Agreement to any person, party or parties to which it may from time to time transfer some or all of the Units held by such Purchaser in accordance with the terms of this Agreement. During the time each Purchaser, and each subsequent transferee who so agrees to be bound, continues to hold Units, it shall be referred to as a "Holder."

(c) Required Registration Procedures.

i) Using the procedure set forth in Section V(C)(d), the Company shall advise the Holders as to the initiation of the registration process contemplated by Section V(C)(a) and as to the completion thereof. In addition, subject to Section V(C)(a), the Company shall, to the extent applicable to any Registration Statement filed pursuant thereto:

a) prepare and file with the SEC such amendments and supplements to the Registration Statement as may be necessary to keep such Registration Statement continuously effective and free from any material misstatement or omission of facts necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading and comply with provisions of the Securities Act with respect to the disposition of all Units covered thereby during the periods referred to in Section V(C)(a) and Section V(C)(c);

b) notify the Holders promptly when the Registration Statement is declared effective by the SEC and furnish to each Holder such number of prospectuses, including preliminary prospectuses, and other documents incident thereto as the Holders may reasonably request from time to time;

c) use its best efforts to register or qualify such Units under such other securities or blue sky laws of such jurisdictions of the United States where an exemption is not available and as the Holders may reasonably request to enable such Holder or Holders to consummate the disposition in such jurisdiction of such Units; provided, however, that in no event will the Company be required to: (a) qualify generally to do business in any jurisdiction where it would not otherwise be required to be so qualified; (b) consent to general service of process in any such jurisdiction; or (c) subject itself to taxation in any jurisdiction where it is not already subject to taxation;

d) use its best efforts to cause all Common Stock to be quoted on the Over The Counter Bulletin Board;

e) with a view to making available to the Holders the benefits of certain rules and regulations of the SEC that at any time permit the sale of the Units to the public without registration, so long as any Units are outstanding, use its best efforts for a period of two (2) years from the date of this Agreement to make and keep public information regarding the Company available, as those terms are understood and defined in SEC Rule 144(c), and to file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act.

f) advise the Holders promptly after receiving notice or obtaining knowledge of the existence of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose, use its best efforts to obtain the withdrawal of any such order suspending the effectiveness of the Registration Statement at the earliest possible time, and promptly notify the Holders of the lifting or withdrawal of any such order.

ii) Notwithstanding anything stated or implied to the contrary in this Section V(C), the Company shall not be required to consent to, participate or cooperate in connection with any underwritten offering of the Units or to any specific underwriter participating in any underwritten public offering of the Units.

iii) From and after the date the Registration Statement is declared effective, the Company shall, as promptly as practicable: (i) if required by applicable law, file with the SEC a post-effective amendment to the Registration Statement or prepare and, if required by applicable law, file a supplement to the related prospectus or an amendment or supplement to any document incorporated therein by reference or file any other required document so that each Holder, including Holders who became Holders after the filing of the Registration Statement or any amendments, is named as a selling stockholder in the Registration Statement and so that such Holder is permitted to deliver such prospectus to purchasers of the Units in accordance with applicable law and, if the Company shall file a post-effective amendment to the Registration Statement, use its best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as practicable; (ii) provide such Holder copies of any documents filed pursuant to this Section; and (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to this Section.

(d) Notice Procedure.

The Company will give written notice to each Holder of its intention to do so not later than ten (10) days prior to the anticipated filing date of the applicable Registration Statement. Any Holder may elect to participate in such registration on the same basis as the planned method of distribution contemplated by the proposed Registration Statement by delivering to the Company written notice of its election, in the form of the Notice and Questionnaire attached hereto, within five (5) days after its receipt of the Company's notice pursuant to this Section V(C)(d). A Holder's election pursuant to this Section V(C)(d) must: (i) specify the amount of Units desired to be included in such Registration Statement by such Holder; and (ii) include any other information that the Company reasonably requests to be included in such Registration Statement. Upon its receipt of a Holder's election pursuant to this Section V(C)(d), the Company will use its best efforts to include in such Registration Statement all Units requested to be included.

(e) Liquidated Damages for Failure to File Registration Statement.

In the event that the Registration Statement has not been filed on or prior to the Registration Deadline, then in addition to any other rights the Holders may have hereunder or under applicable law, for each thirty (30) day period (each, "Liquidated Damages Period") following such Registration Deadline until the date on which the Registration Statement is first filed or is no longer required to be filed pursuant to this Agreement, the Company shall pay a quantity of its Common Stock to each Holder at the rate of 5% monthly of the quantity of shares in the Company’s common stock held by the Holder, with the accretions each having the same registration rights as the Units, as liquidated damages and not as a penalty. Any partial Liquidated Damages Period shall be computed as if the period were a full 30-Day period.

All shares issued pursuant to this subparagraph shall have all of the Registration Rights (this Section C and its subparagraphs) applicable to the Units.

Once the Registration Statement has been declared effective, the Company shall thereafter maintain the effectiveness of the Registration Statement until the earlier of: (i) the date on which all of the Units held by the Holders have been sold pursuant to the Registration Statement or SEC Rule 144; or (ii) such time as the Company reasonably determines, based on the advice of counsel, that each Holder, acting independently of all other Holders, will be eligible to sell under SEC Rule 144 all of the Units then owned by such Holder within the volume limitations imposed by SEC Rule 144(e) in the three (3) month period immediately following the termination of the effectiveness of the Registration Statement. Notwithstanding the foregoing, the Company's obligations contained in this Section V(C) shall terminate on the second anniversary of the effective date of this Agreement.

(f) Incidental Registration Rights

i) Incidental Registration.

Subject to Section V(C)(f)(ii), if at any time prior to the filing of a Registration Statement in connection with a Required Registration, the Company may register under the Securities Act any shares of the same class as any of the Units (whether in an underwritten public offering or otherwise and whether or not for the account of the Company or for any stockholder of the Company), in a manner that would permit the registration under the Securities Act of Units and for their sale to the public, the Company will give written notice to each Holder of its intention to do so not later than ten (10) days prior to the anticipated filing date of the applicable Registration Statement. Any Holder may elect to participate in such registration on the same basis as the planned method of distribution contemplated by the proposed Registration Statement shall use the procedure in Section V(C)(d) above. Any registration of Units pursuant to this Section V(C)(f)(i) is referred to as an "Incidental Registration," and any Holder whose Units are included at the request of such Holder in an Incidental Registration pursuant to this Section V(C)(f)(i)is referred to as a "Selling Stockholder."

ii) Incidental Registration Procedures.

Whenever the Company is obligated to effect the Incidental Registration of any Units, the Company shall, to the extent applicable, follow the procedures in Section V(C)(d) above.

(g) Expenses.

Except as required by law, all expenses incurred by the Company in complying with its obligations to effect any Required Registration and any Incidental Registration pursuant to this Agreement, including, without limitation, all: (i) registration, application, qualification, filing, listing, transfer and registrar fees; (ii) printing expenses; (iii) fees and disbursements of counsel and accountants for the Company; and (iv) blue sky fees and expenses (including, without limitation, fees and disbursements of counsel related to all blue sky matters) incurred in connection with any registration, qualification or compliance pursuant to Section V(C) shall be borne by the Company. All underwriting or brokerage discounts and selling commissions applicable to a sale incurred in connection with any registration of Units and the legal fees and other expenses of a Holder or Selling Stockholder shall be borne by such Holder or Selling Stockholder.

(h)	Further Information.

Each Holder, in the case of a Required Registration, and each Selling Stockholder, in the case of an Incidental Registration, shall cooperate with the Company in connection with the preparation of the Registration Statement, and for so long as the Company is obligated to keep the Registration Statement effective, such Holder or Selling Stockholder shall provide to the Company, in writing, for use in the Registration Statement, all information regarding such Holder or Selling Stockholder, its intended method of disposition of the applicable Units and such other information as the Company may reasonably request to prepare the Registration Statement and to maintain the currency and effectiveness thereof. Each Holder and each Selling Stockholder shall indemnify the Company with respect to such information in accordance with Section VII(I).

D. Price Protection.

The Company agrees that it will issue additional Common Stock and/or Warrants to the Purchaser, if at any time during the periods specified in subsections a) and b) below, following the effective date of the Registration Statement, the Company sells its Common Stock or Warrants to a purchaser for less than $1.00 per share of Common Stock or less than $1.50 per Warrant, provided that the Purchaser has not sold, transferred or assigned its interest in the Common Stock or Warrants on or before the triggering transactional event, then the Company shall automatically and immediately issue to the Purchaser herein such additional Common Stock and/or Warrants without demand being first made by the Purchaser to equal the difference in value between the reduced price paid by the new purchaser multiplied by the quantity of the Purchaser’s Common Stock or Warrants acquired pursuant to this Agreement (with each event requiring a share adjustment calculation being referred to as a “Re-set”), computed according to the following formula:

Where X = (Y * $Z) - (Y * $A)
A

X = the number of additional shares of Common Stock or Warrants to be issued to the Purchaser

Y = the quantity of shares of Common Stock or Warrants purchased pursuant to this Agreement

Z = the price per share of Common Stock/Warrants purchased pursuant to this Agreement

A = the reduced price per share paid by the new purchaser

As an example, if the Purchaser purchased 100,000 shares of Common Stock at $1.00 per share pursuant to the Agreement, but then the Company sold 5,000 shares at $0.75 per share to a different purchaser at a later date, then the initial Purchaser would be entitled to 33,333 additional shares of Common Stock:

(100,000 * $1.00) - (100,000 * $0.75)/$0.75 = 33,333 (rounded) shares.

a) Common Stock. The price protection period for the Purchaser’s Common Stock shall be one (1) year from the effective date of the Registration Statement.

b) Warrants. The price protection period for the Purchaser’s Warrants shall be six (6) months from the effective date of the Registration Statement.

c) Registration. All shares issued pursuant to this subparagraph shall have all of the Registration Rights provided in Section C and its subparagraphs.

d) Automatic Re-set of Purchase Price. Each time that the Company causes a Re-Set where the newly reduced price of securities sold is lower than any prior Re-set, the value of “Z” in the above formula shall be substituted with the next lowest Re-Set value for “A” used in a prior calculation, so that Purchaser’s recovery will be scaled, and Purchaser will not receive a windfall from each Re-Set. The value of “Y” will be changed to the quantity of additional shares issued in the prior re-set.

As an example, and continuing from the example above where the next lowest issue price per share was $0.75, if the Company sold 10,000 shares of Common Stock for $0.50 per share to a new purchaser, the initial Purchaser would be entitled to 16,667 additional shares:

(33,333.33 * $0.75) - (33,333.33 * $0. 50)/$0.50 = 16,667 (rounded) shares.

However, if in a third or later transaction, the Company sold Common Stock to a purchaser for an amount less than the Purchase Price but for a price per share higher than the lowest priced sale per share of Common Stock, then the Purchaser would not be entitled to additional shares for that transaction or for any transaction meeting this criterion.

E. Agreement to Remedy Failure to Obtain Trading Symbol.

If the Company fails to obtain a trading symbol from the NASD within three (3) months after the effective date of the Company’s Registration Statement registering the Purchaser’s Units or any component thereof, the Company agrees that it will undertake all steps necessary to locate a suitable merger partner with a company that has its common stock quoted in the Pink Sheets, the Over the Counter Bulletin Board or on NASDAQ. The Company will cause a merger with such company within the seven (7) month period following the effective date of the Company’s Registration Statement registering the Purchaser’s Units or any component thereof. If the Company fails to merge with another suitable company within the seven (7) month period, the Company will rescind the Purchaser’s investment, in addition to any other damages that the Purchaser may be entitled to pursuant to the Agreement.

F. Guaranteed Return on Investment

In the event that a change of control occurs within one (1) year after the effective date of the Registration Statement, or if no Registration Statement has been filed then within eighteen (18) months of the Purchaser’s Purchase of Units, whichever time period comes first, and where in the change of control transaction the price per share of Company Common Stock that will be paid to the Purchaser, or the per share value of the Purchaser’s Common Stock assigned by the Company’s Board of Directors in any share exchange transaction is less than $1.50, then the Company shall pay to the Purchaser with fourteen (14) days of the effective date of such change of control event the amount in cash equal to 1.5 times the dollar amount of the Purchaser’s Purchase(s) of Units from the Company.

VI. PROCEDURES FOR WARRANTS

A. Warrant Certificates.

The warrant certificates (the “Warrant Certificates”) delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

B. Exercise of Warrant.

(a) Method of Exercise.

The Warrants initially are exercisable at $1.50 per share of Common Stock payable by check or wire transfer, subject to adjustment as provided in this Agreement.

Upon surrender of a Warrant Certificate with the annexed NOTICE OF EXERCISE OF WARRANT form to purchase duly executed, together with payment of the exercise price for the shares of Common Stock purchased at the Company’s principal offices, as reflected in the records of the SEC maintained on its EDGAR Internet site, the Purchaser shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

The purchase rights represented by each Warrant Certificate are exercisable at the option of the Purchaser thereof, in whole or in part (but not as to fractional shares of the Common Stock underlying the Warrants). Warrants may be exercised to purchase all or part of the shares of Common Stock represented thereby. In the case of the purchase of less than all the shares of Common Stock purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the shares of Common Stock.

(b) Issuance of Certificates.

i) Upon the exercise of the Warrant, the issuance of certificates for shares of Common Stock shall be made forthwith (and in any event such issuance shall be made within fifteen (15) business days thereafter) without charge to the Purchaser thereof including, without limitations any tax which may be payable in respect of the issuance thereof and such certificates shall be issued in the name of, or in such names as may be directed by, the Purchaser thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Purchaser and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock.

ii) The Warrant Certificates and the certificates representing the shares of Common Stock shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary of the Issuer.

iii) Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

VII. MISCELLANEOUS

A. This Agreement constitutes and embodies the entire understanding and agreement of the Parties and supersedes and replaces all prior understandings, agreements and negotiations between the Parties.

B. Amendment; Waiver. Any provision of this Agreement may be amended or waived only pursuant to a written instrument executed by the Company and each Purchaser. Any amendment or waiver affected in accordance with this paragraph shall be binding upon each Purchaser and the Company. The failure of any party to exercise any right or remedy under this Agreement or otherwise, or the delay by any party in exercising such right or remedy, shall not operate as a waiver thereof.

C. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument. This Agreement, once executed by a party, may be delivered to any other party hereto by facsimile transmission.

D. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed entirely within the State of Florida.

E. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement is not assignable by either party without the prior written consent of the other party.

F. Section and Subsection Headings. All references herein to Section or Subsection headings shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. The Section and Subsection headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

G. Interpretation. The parties acknowledge and agree that (a) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (b) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and (c) the terms and provisions of this Agreement shall be construed fairly as to all parties, regardless of which party was generally responsible for the preparation of this Agreement. Any Law defined or referred to herein (or in any agreement or instrument that is referred to herein) means such Law as, from time to time, may be amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor statutes. References to a Person also refer to its predecessors and permitted successors and assigns.

H. Severability of Provisions. If any provision or any portion of any provision of this Agreement shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement shall not be affected thereby. If the application of any provision or any portion of any provision of this Agreement to any Person or circumstance shall be held invalid or unenforceable, the application of such provision or portion of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby.

I. Notices.

(a) All notices, consents, waivers, or other communications which are required or permitted hereunder shall be in writing and deemed to have been duly given if delivered personally or by messenger, transmitted by telex or telegram, by express courier, or sent by registered or certified mail, return receipt requested, postage prepaid. All communications shall be addressed to the appropriate address of each party as follows:

If to Valley Forge Composite Technologies, Inc.:

Attention: Louis J. Brothers
River Center I
50 East River Center Boulevard
Suite 820
Covington, KY 41011

If to Purchaser:

Attention: _____________________________

Address: ______________________________

_______________________________

________________________________

(b) For purposes of notice, the address of each Party will be the address first set forth above; provided, however, that each Party will have the right to change its respective address for notices hereunder to another location by giving ten (10) days advance written notice to the other Party in the manner set forth above.

(c) All such notices shall be deemed to have been given on the date delivered, transmitted, or mailed in the manner provided above.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

VALLEY FORGE COMPOSITE TECHNOLOGIES, INC.

By:_________________________________
Louis J. Brothers
President

PURCHASER

By: __________________________________

Name:________________________________

Title:_________________________________

Address: _____________________________

_____________________________________

_____________________________________

Tax ID_____________________________

Tel: _____________________________

Fax: _____________________________

Email: ____________________________

Number of Units:_____________________

Purchase Price:_____________________

EXHIBIT A

NOTICE OF EXERCISE OF WARRANT

TO: VALLEY FORGE COMPOSITE TECHNOLOGIES, INC.
River Center I
50 East River Center Boulevard
Suite 820
Covington, KY 41011

•
The undersigned hereby elects to purchase _______________ shares of the Common Stock of Valley Forge Composite Technologies, Inc. (the “Common Stock”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

Name:_________________________________

Address:_______________________________

_______________________________

_______________________________

Signature: ______________________________

Tax I.D. Number: ________________________

Date: __________________________________

Tel. Number:____________________________